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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2000

                                   AVNET, INC.

             (Exact name of Registrant as Specified in its Charter)

       New York                       1-4224                11-1890605
 (State or Other Jurisdiction       (Commission          (I.R.S. Employer
   of Incorporation)                File Number)         Identification No.)

2211 South 47th Street, Phoenix, Arizona                               85034
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's Telephone Number, Including Area Code - (480) 643-2000


                                 Not Applicable

          (Former Name or Former Address if Changed Since Last Report)
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Item 2. Acquisition or Disposition of Assets.


(a) On October 31, 2000, the Registrant completed its acquisition of certain European operations of the VEBA Electronics Group from Germany-based E.On AG consisting of (a) the Germany-headquartered EBV Group, consisting of EBV Electronik and WBC, both pan-European semiconductor distributors, and Atlas Services Europe, a logistics provider for EBV Electronik and WBC; and (b) the Germany-based RKE Systems, a computer products and services distributor. The Registrant had entered into a share purchase agreement on August 7, 2000, as part of a consortium consisting of the Registrant, Schroder Ventures and another distributor, to purchase the VEBA Electronics Group for approximately $2.35 billion in cash, including the assumption of debt. The amount paid by the Registrant at closing on October 31, 2000 was $740.7 million, which includes the payoff of substantially all of the debt on the books of the companies acquired by the Registrant and is subject to post-closing adjustments. As part of the agreement among the consortium members, the Registrant also loaned $50.0 million to Schroder Ventures to enable Schroder Ventures to close the transaction.

         The Registrant financed the acquisition through the issuance of short-term and long-term debt. In October 2000, the Registrant sold in underwritten public offerings $325,000,000 of Floating Rate Notes due 2001 and $250,000,000 of 8.20% Notes due 2003. In addition, in October 2000 the Registrant entered into a $1.25 billion 364-day revolving credit facility with a syndicate of banks led by Bank of America and Chase Manhattan Bank.

(b) Assets acquired by the Registrant in the acquisition include real property, equipment and inventory used by the acquired companies in the business of distributing electronic components and computer products. The Registrant intends to continue such use for these assets.

Item 7. Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

         Pursuant to Item 7(a)(4) of Form 8-K, the financial statements required by Item 7(a) will be filed by amendment to this Report not later than 60 days after November 15, 2000, the date that this Report is required to be filed.

         (b) Pro forma financial information.

         Pursuant to Item 7(b)(2) of Form 8-K, the pro forma financial information required by Item 7(b) will be filed by amendment to this Report not later than 60 days after November 15, 2000, the date that this Report is required to be filed.

         (c) Exhibits.

         2. Share Purchase Agreement dated August 7, 2000 by and among VEBA Electronics GmbH, EBV Verwaltungs GmbH i.L., Viterra Grundstucke Verwaltungs GmbH, VEBA Electronics LLC, VEBA Electronics Beteiligungs GmbH, VEBA Electronics (UK) Plc, Raab Karcher Electronics Systems Plc, and E.ON



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         Aktiengesellshcaft and Arrow Electronics, Inc., the Registrant and
         Cherrybright Limited (incorporated herein by reference to the Registrant's Current Report on Form 8-K bearing cover date of August 7, 2000, Exhibit 2).*




                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          AVNET, INC.
                                          (Registrant)


Date: November 15, 2000                   By: /s/ Raymond Sadowski
                                            -------------------------------
                                                  Raymond Sadowski
                                                  Senior Vice President and
                                                  Chief Financial Officer




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* This exhibit does not include the exhibits and schedules thereto as listed in its table of contents. The Registrant undertakes to furnish any such exhibits and schedules to the Securities and Exchange upon its request.

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                                  EXHIBIT INDEX



Exhibit Number                            Description of Exhibit


      2 Share Purchase Agreement dated August 7, 2000 by and among VEBA Electronics GmbH, EBV Verwaltungs GmbH i.L., Viterra Grundstucke Verwaltungs GmbH, VEBA Electronics LLC, VEBA Electronics Beteiligungs GmbH, VEBA Electronics
                                          (UK) Plc, Raab Karcher Electronics
                                          Systems Plc, and E.ON
                                          Aktiengesellshcaft and Arrow
                                          Electronics, Inc., the Registrant, and
                                          Cherrybright Limited (incorporated
                                          herein by reference to the
                                          Registrant's Current Report on Form
                                          8-K bearing cover date of August 7,
                                          2000, Exhibit 2).*




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* This exhibit does not include the exhibits and schedules thereto as listed in its table of contents. The Registrant undertakes to furnish any such exhibits and schedules to the Securities and Exchange Commission upon its request



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